UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 26, 2012

Safeguard Scientifics, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 610-293-0600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2012, Safeguard Scientifics, Inc. (the “Company”) promoted Jeffrey B. McGroarty to the position of Senior Vice President – Finance. Mr. McGroarty also will assume the role of the Company’s Principal Accounting Officer. Mr. McGroarty, age 43, joined the Company in December 2005 as Vice President and Corporate Controller and most recently has served as Vice President – Finance and Corporate Controller. Mr. McGroarty began his career at PricewaterhouseCoopers LLP and, prior to joining the Company, held financial executive positions at international biopharmaceutical and manufacturing companies. Mr. McGroarty has extensive financial and accounting experience, including financial reporting, treasury and tax functions, among others.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: November 28, 2012	By:	BRIAN J. SISKO
Brian J. Sisko
Executive Vice President and Managing Director – Strategy, Development and Operations